Exhibit 1.3

ARTICLES OF DOMESTICATION OF
ALLSHIPS LTD.
UNDER SECTION 127 OF THE MARSHALL ISLANDS BUSINESS
CORPORATIONS ACT

The undersigned, Aristeidis Ioannidis, Director and Chief Financial Officer of Allships Ltd., a corporation incorporated under the laws of Bermuda, for the purpose of transferring the domicile of the Corporation to the Marshall Islands and continuing its existence, does hereby certify that:

1.	The name of the Corporation is: Allships Ltd.

2.	The Corporation was organized under the laws of Bermuda, on the 24th day of March, 1998, and presently has a domicile in Bermuda.

3.	This transfer of domicile has been approved by all necessary corporate action.

4.	Transfer of domicile is not expressly prohibited under the law of the Corporation’s present domicile.

5.	This transfer is made in good faith and will not serve to hinder, delay, or defraud existing shareholders, creditors, claimants, or other parties in interest.

6.
The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Corporation’s Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

7.
The information required to be included in the Articles of Incorporation under section 28 of the Marshall Islands Business Corporations Act is set forth in the Articles of Incorporation annexed hereto, which are to be effective as the Articles of Incorporation of the Corporation upon the filing of these Articles of Domestication with the Registrar or Deputy Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Domestication on this 3rd day of September, 2008.

 /s/ Aristeidis Ioannidis
 Aristeidis Ioannidis
 Director and Chief Financial Officer

CERTIFICATE OF CORRECTION
OF
ARTICLES OF DOMESTICATION
OF
ALLSHIPS LTD.

UNDER SECTION 5 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS
ACT

The undersigned, George Economou, Chairman, Chief Executive Officer and Director of ALLSHIPS LTD., a corporation incorporated under the laws of Bermuda on the 24th day of March, 1998, which filed in error Articles of Domestication with the Republic of the Marshall Islands on September 10, 2008, for the purpose of correcting the Articles of Domestication instrument heretofore filed with the Registrar of Corporations, hereby certifies that:

1.	The name of the corporation is: ALLSHIPS LTD.

2.	The Corporation was organized under the laws of Bermuda on the 24th day of March, 1998.

3.	The error to be corrected is as follows:

ALLSHIPS LTD. was not eligible for redomiciliation from Bermuda to the Marshall Islands when ALLSHIPS LTD. originally filed the Articles of Domestication with the Republic of the Marshall Islands. Because ALLSHIPS LTD. was not eligible for redomiciliation to the Republic of the Marshall Islands, the previously filed Articles of Domestication were filed in error, and the domestication is not valid under Marshall Islands law. ALLSHIPS LTD. is now eligible for redomiciliation from Bermuda to the Republic of the Marshall Islands and would like to correct the original Articles of Domestication to reflect an effective date of domestication as of December 22, 2008.

4.	As so corrected, section 3 of the Articles of Domestication are corrected as follows:

3. The transfer of domicile has been approved by all necessary corporation action. The transfer of domicile shall be effective on December 22, 2008, without any further corporate action being required.

5.	The corrections contained within this Certificate of Correction shall be effective as of the date the original was filed with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Correction on this 13th day of February, 2009.

/s/George Economou Authorized Person George Economou, Chairman, Chief Executive Officer and Director

ARTICLES OF INCORPORATION OF
ALLSHIPS LTD.
UNDER SECTIONS 28 AND 127 OF THE MARSHALL ISLANDS
BUSINESS CORPORATIONS ACT

A.	The name of the Corporation is: Allships Ltd.

B.
The Corporation was formed under the laws of Bermuda on the 24th day of March, 1998 as a corporation and redomiciled to the Marshall Islands as of the date of the filing of these Articles of Domestication and Articles of Incorporation.  Pursuant to section 127(3) of the Marshall Islands Business Corporations Act (the “Business Corporations Act”), the existence date of the Corporation will be the date the Corporation was originally formed.

C.	Upon redomiciliation, the Corporation will be governed under the laws of the Republic of the Marshall Islands.

D.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act.

E.
The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Corporation’s Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

F.
The aggregate number of shares of stock that the Corporation is authorized to issue is Four Billion Two Hundred Million (4,800,000,000) registered shares of par value United States $0.00016666666667 per share.

G.
No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

H.	The Corporation shall have every power which a corporation now or hereafter organized under the Business Corporations Act may have.

I.
No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporations Act as the same exists or may hereafter be amended. If the Business Corporations Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Business Corporations Act, as so amended. Any repeal or modification of this Section I shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

J.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

/s/ Aristeidis Ioannidis
Aristeidis Ioannidis Director and Chief Financial Officer

CERTIFICATE OF CORRECTION
OF
ARTICLES OF INCORPORATION
OF
ALLSHIPS LTD.

UNDER SECTION 5 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS
ACT

The undersigned, George Economou, Chairman, Chief Executive Officer and Director of ALLSHIPS LTD., a corporation incorporated under the laws of Bermuda on the 24th day of March, 1998, which filed in error Articles of Incorporation with the Republic of the Marshall Islands on September 10, 2008, for the purpose of correcting the Articles of Incorporation instrument heretofore filed with the Registrar of Corporations, hereby certifies that:

1.	The name of the corporation is: ALLSHIPS LTD.

2.	The Corporation was organized under the laws of Bermuda on the 24th day of March, 1998.

3.	The error to be corrected is as follows:

ALLSHIPS LTD. was not eligible for redomiciliation from Bermuda to the Marshall Islands when ALLSHIPS LTD. originally filed the Articles of Domestication, which annexed the originally filed Articles of Incorporation, with the Republic of the Marshall Islands. Because ALL SHIPS LTD. was not eligible for redomiciliation to the Republic of the Marshall Islands, the previously filed Articles of Domestication, which annexed the originally filed Articles of Incorporation, were filed in error, and the domestication is not valid under Marshall Islands law. ALLSHIPS LTD. is now eligible for redomiciliation from Bermuda to the Republic of the Marshall Islands, is filing a Certificate of Correction to the original Articles of Domestication in conjunction herewith, and would like to correct the original Articles of Incorporation to reflect an effective date of domestication as of December 22, 2008.

4.	As so corrected, section B of the Articles of Incorporation are corrected as follows:

B. The Corporation was formed under the laws of Bermuda on the 24th day of March, 1998 as a corporation and redomiciled to the Marshall Islands on December 22, 2008.  Pursuant to Section 127(3) of the Marshall Islands Business Corporations Act (the "Business Corporations Act"), the existence date of the Corporation will be the date the Corporation was originally formed.

5.	The corrections contained within this Certificate of Correction shall be effective as of the date the original was filed with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Correction on this 13th day of February, 2009.

/s/George Economou Authorized Person George Economou, Chairman, Chief Executive Officer and Director